As filed with the Securities and Exchange Commission on July 25, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIRIUS SATELLITE RADIO INC.
(Exact name of registrant as specified in its charter)

Delaware	52-1700207
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas
36th Floor
New York, New York 10020
(212) 584-5100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick L. Donnelly
Executive Vice President, General Counsel & Secretary
Sirius Satellite Radio Inc.
1221 Avenue of the Americas, 36th Floor
New York, New York 10020
(212) 584-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gary L. Sellers, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
(212) 455-2000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering	Aggregate	Amount of Registration
Securities to be Registered	Registered(1)	Price per Share(1)	Offering Price(1)	Fee(2)
Common Stock, par value $0.001 per share	—	$—	$—	$—

(1)	Not applicable pursuant to Form S-3 General Instructions II (E). An indeterminate aggregate initial offering price and number of shares of common stock is being registered for sale at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

COMMON STOCK, PAR VALUE $0.001 PER SHARE

Sirius Satellite Radio Inc. or one or more selling stockholders may offer and sell shares of our common stock from time to time, together or separately, in amounts, at prices and on terms that we will determine at the time of offering.

You should read this prospectus and the accompanying prospectus supplement carefully before you purchase any shares of our common stock. THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We or selling stockholders may offer and sell shares of our common stock directly to you, through agents selected by us or by such selling stockholders, or through underwriters or dealers we or they select. If we or they use agents, underwriters or dealers to sell shares of our common stock, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from sales by us will be set forth in the prospectus supplement. We will not receive any proceeds from sales by selling stockholders.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “SIRI.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3 of this prospectus and in the documents that we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of the prospectus is July 25, 2008.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we and/or one or more selling stockholders may sell from time to time shares of our common stock in one or more offerings. This prospectus provides you with a general description of the shares of our common stock that may be offered. Each time we and/or selling stockholders sell shares of our common stock pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” before making an investment in our common stock.

The prospectus supplement will describe: the number of shares of our common stock being offered, any initial public offering price, the price paid to us and/or the selling stockholders, as the case may be, for the shares, the net proceeds to us and/or them, the manner of distribution and any underwriting compensation, and the other specific material terms related to the offering of the shares. The prospectus supplement may also contain information, where applicable, about material United States federal income tax considerations relating to an investment in our common stock. For more detail on us and our securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Because we are a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, we may add to and offer common stock, including additional common stock to be offered in a secondary offering, by filing a prospectus supplement with the SEC at the time of the offering.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

In this prospectus, we use the terms “Sirius,” “we,” “us” and “our” to refer to Sirius Satellite Radio Inc. and our consolidated subsidiaries, unless the context indicates otherwise.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in the forward-looking statements made or incorporated by reference in this prospectus. Any statements about our beliefs, plans, objectives, expectations, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “projection” and “outlook.” These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and the documents incorporated by reference, and particularly the risk factors described under “Risk Factors” in this prospectus. Among the significant factors that could cause our actual results to differ materially from those expressed in the forward-looking statements are:

•	the pending merger of XM Satellite Radio Holdings Inc. into one of our subsidiaries, including related uncertainties and risks;

•	the useful life of our satellites, which have experienced circuit failures on their solar arrays and other component failures and are not insured;

•	our dependence upon third parties, including manufacturers and distributors of SIRIUS radios, retailers, automakers and programming providers; and

•	our competitive position versus other forms of audio and video entertainment including terrestrial radio, HD radio, internet radio, mobile phones, iPods and other MP3 devices, and emerging next generation networks and technologies.

Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any of these forward-looking statements. In addition, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which the statement is made, to reflect the occurrence of unanticipated events or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise or to assess with any precision the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Additional risks, as well as updates or changes to the risks described below, will be included in the applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Special Note About Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Certain risks relating to us and our business are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 filed on April 29, 2008, which are incorporated by reference into this prospectus, and which you should carefully review and consider.

SIRIUS SATELLITE RADIO INC.

We are a satellite radio provider in the United States. We offer over 130 channels to our subscribers-69 channels of 100% commercial-free music and 65 channels of sports, news, talk, entertainment, traffic, weather and data. The core of our enterprise is programming; we are committed to offering the best audio entertainment.

We broadcast through our proprietary satellite radio system, which currently consists of three orbiting satellites, 124 terrestrial repeaters that receive and retransmit our signal, a satellite uplink facility and its studios. Subscribers receive their service through our radios, which are sold by automakers, consumer electronics retailers, mobile audio dealers and through our website. Subscribers can also receive our music channels and certain other channels over the Internet.

We were incorporated in the State of Delaware as Satellite CD Radio Inc. on May 17, 1990. Our principal offices are located at 1221 Avenue of the Americas, 36th Floor, New York, New York 10020, and our telephone number is (212) 584-5100.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from sales of our common stock by us offered hereunder for working capital for general corporate purposes. Pending the use of such net proceeds, we intend to invest these funds in investment-grade, short-term interest bearing securities.

In the case of a sale of our common stock by any selling stockholder, we will not receive the proceeds from such sale.

DESCRIPTION OF COMMON AND PREFERRED STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that we may offer from time to time pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and amended and restated bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws.

Authorized Capitalization

As of the date of this prospectus, our capital structure consists of 2,500,000,000 authorized shares of common stock, par value $.001 per share, and 50,000,000 shares of undesignated preferred stock, par value $.001 per share. As of June 30, 2008, an aggregate of 1,501,131,817 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. In connection with the merger, the authorized shares of common stock will be increased from 2,500,000,000 to 4,500,000,000.

Common Stock

Voting Rights

General.  Except as otherwise provided by law, as set forth in our amended certificate of incorporation or as otherwise provided by any outstanding series of preferred stock, the holders of our common stock will have general voting power on all matters as a single class.

Votes Per Share.  On each matter to be voted on by the holders of our common stock, each outstanding share of common stock will be entitled to one vote per share,

Cumulative Voting.  Our stockholders are not entitled to cumulative voting of their shares in elections of directors.

Liquidation Rights

In the event of the voluntary or involuntary liquidation, dissolution or winding up of Sirius, the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding must first be satisfied. The holders of common stock will be entitled to share in any of our remaining assets on a pro rata basis.

Dividends

Shares of common stock are entitled to participate equally in dividends when and as dividends may be declared by our board of directors out of funds legally available.

Preemptive Rights

No holder of shares of any class or series of our capital stock or holder of any security or obligation convertible into shares of any class or series of our capital stock will have any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of our capital stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York Mellon.

Anti-takeover Provisions

The Delaware General Corporation Law, which we refer to as the DGCL, and our amended certificate of incorporation and bylaws contain provisions which could discourage or make more difficult a change in control without the support of our board of directors. A summary of these provisions follows.

Notice Provisions Relating to Stockholder Proposals and Nominees.

Our bylaws contain provisions requiring stockholders to give advance written notice of a proposal or director nomination in order to have the proposal or the nominee considered at an annual meeting of stockholders. The notice must usually be given not less than 70 days and not more than 90 days before the first anniversary of the preceding year’s annual meeting. Under the amended and restated bylaws, a special meeting of stockholders may be called only by the Secretary or any other officer, whenever directed by not less than two members of the board of directors or by the chief executive officer.

Business Combinations.

We are a Delaware corporation which is subject to Section 203 of the General Corporation Law of the State of Delaware. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three year period. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

No Stockholder Rights Plan

We currently do not have a stockholder rights plan.

Description of Sirius Preferred Stock

We have summarized below the material terms of our preferred stock.

General Provisions Relating to Preferred Stock

The preferred stock may be issued from time to time in one or more series, each of which is to have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in our amended certificate of incorporation, or in a resolution or resolutions providing for the issue of that series adopted by our board of directors.

Our board of directors has the authority to create one or more series of preferred stock and, with respect to each series, to fix or alter as permitted by law:

•	the number of shares and the distinctive designation of the series;

•	the voting power, if any; and

•	any other terms, conditions, special rights and protective provisions.

Series A Convertible Preferred Stock

Designation and Conversion.  In connection with the merger, we will establish a new series of preferred stock, which will be designated “Series A convertible preferred stock” and which will have substantially the same powers, designations, preferences, rights and qualifications as the XM Series A convertible preferred stock currently outstanding. There were 5.4 million shares of XM Series A convertible preferred stock outstanding as of March 31, 2008, each of which will be converted into the right to receive 4.6 shares of the newly designated Sirius Series A convertible preferred stock upon consummation of the merger.

Each holder of Series A convertible preferred stock may convert any whole number or all of such holder’s shares of Series A convertible preferred stock into shares of common stock at the rate of one share of common stock for each share of Series A convertible preferred stock. Following a recapitalization, each share of Series A convertible preferred stock shall be convertible into the kind and number of shares of stock or other securities or property of Sirius or otherwise to which the holder of such share of Series A convertible preferred stock would have been entitled to receive if such holder had converted such share into common stock immediately prior to such recapitalization. Adjustments to the conversion rate shall similarly apply to each successive recapitalization.

Voting and Other Rights.  Except as set forth below, holders of Series A convertible preferred stock are entitled to vote, together with the holders of the shares of our common stock (and any other class or series that may similarly be entitled to vote with the shares of our common stock) as a single class, upon all matters upon which holders of our common stock are entitled to vote, with each share of Series A convertible preferred stock entitled to 1/5th of one vote on such matters. Moreover, so long as any shares of the Series A convertible preferred stock are outstanding, we cannot, without first obtaining the approval by vote or written consent, in the manner provided by law, of a majority of the total number of shares of the Series A convertible preferred stock at the time outstanding, voting separately as a class, either (a) alter or change any or all of the rights, preferences, privileges and restrictions granted to or imposed upon the Series A convertible preferred stock, or (b) increase or decrease the authorized number of shares of Series A convertible preferred stock.

Dividends.  The holders of Series A convertible preferred stock receive dividends and distributions of Sirius ratably with the holders of shares of common stock.

Liquidation, Dissolution, Winding Up or Insolvency

In the event of any liquidation, dissolution, winding up or insolvency of Sirius, the holders of Series A convertible preferred stock are entitled to be paid first out of the assets of Sirius available for distribution to holders of capital stock of all classes (whether such assets are capital, surplus or earnings), an amount equal to $2.0706122 per share of Series A convertible preferred stock, together with the amount of any accrued or capitalized dividends:

•	before any distribution or payment is made to any common stockholders or holders of any other class or series of capital stock of Sirius designated to be junior to the Series A convertible preferred stock; and

•	subject to the liquidation rights and preferences of any class or series of preferred stock designated in the future to be senior to, or on a parity with, the Series A convertible preferred stock with respect to liquidation preferences.

After payment in full of the liquidation preference to the holders of Series A convertible preferred stock, holders of the Series A convertible preferred stock have no right or claim to any of the remaining available assets.

PLAN OF DISTRIBUTION

We and/or one or more selling stockholders may sell the shares of our common stock being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of that particular offering of shares of our common stock, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the shares of our common stock being offered and the proceeds we and/or the selling stockholder or stockholders will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares from us and/or the selling stockholder or stockholders;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such shares may be listed.

We and/or the selling stockholder or stockholder may enter into derivative transactions or forward sale agreements on the shares with third parties. In such event, we and/or the selling stockholder or stockholders, if applicable, may pledge the shares underlying such transactions to the counterparties under such agreements, to secure our or their delivery obligations. The counterparties or third parties may also borrow shares from us, the selling stockholder or stockholders or third parties and sell such shares in a public offering. This prospectus may be delivered in conjunction with such sales. Upon settlement of such transactions, we and/or the selling stockholder or stockholders, if applicable, may deliver shares to the counterparties that, in turn, the counterparties may deliver to us, the selling stockholder or stockholders or third parties, as the case may be, to close out the open borrowings of shares. The counterparty in such transactions will be an underwriter and will be identified in the prospectus supplement.

Agents

We and/or the selling stockholder or stockholders may designate agents who agree to use their reasonable efforts to solicit purchases of our common stock for the period of their appointment or to sell our common stock on a continuing basis.

Underwriters

If we and/or the selling stockholder or stockholders use underwriters for a sale of shares of our common stock, the underwriters will acquire such shares for their own account. The underwriters may resell the shares in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. We and/or the selling stockholder or stockholders may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We and/or the selling stockholder or stockholders may use underwriters with whom we or they have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter.

Direct Sales

We and/or the selling stockholder or stockholders may also sell shares of our common stock directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the shares may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and/or the selling stockholder or stockholders and any profit on their resale of the shares may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We and/or the selling stockholder or stockholders may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us and/or the selling stockholder or stockholders in the ordinary course of their businesses.

Trading Market and Listing of Our Common Stock

Our common stock is listed on The Nasdaq Global Select Market and trades under the symbol “SIRI.” All shares of our common stock offered pursuant to this prospectus will also be listed for trading on The Nasdaq Global Select Market to the extent that our common stock is otherwise so listed. We may elect to list our common stock on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in our common stock, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our common stock.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Marking

Any underwriters who are qualified market markers on The Nasdaq Global Select Market may engage in passive market making transactions in our common stock on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Unless otherwise indicated in a prospectus supplement, the validity of the common stock to be offered by this prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of Sirius Satellite Radio Inc. appearing in our Annual Report (Form 10-K) for the year ended December 31, 2007 (including the schedule appearing therein) and the effectiveness of our internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus other information we file with it, which means that we can disclose important information to you by referring you to those documents. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information we file later with the SEC will automatically update and supersede the information included in and incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

1. Our Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 filed on April 29, 2008.

2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

3. Our Current Reports on Form 8-K dated February 29, 2008 and July 1, 2008.

4. The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934 including any amendment or report updating such description.

We have filed each of these documents with the SEC and they are available from the SEC’s internet site and public reference rooms described under “Where you may find additional information about us.” You may also request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary
Sirius Satellite Radio Inc.
1221 Avenue of the Americas, 36th floor
New York, New York 10020
(212) 584-5100

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC’s internet site at http://www.sec.gov.

Common Stock

PROSPECTUS

July 25, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the registrant in connection with the distribution of the common stock being registered hereby. All the amounts shown are estimates, except the SEC registration fee. All of such expenses are being borne by the registrant.

SEC Registration Fee	$—	(1)
Printing and Engraving Expenses*	100,000
Legal Fees and Expenses*	250,000
Accounting Fees and Expenses*	100,000
Miscellaneous Expenses*	100,000

Total	$550,000

(1)	Deferred in accordance with Rules 456(b) and 457(r).
*	Estimated pursuant to Item 511 of Regulation S-K.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person’s acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. Our Amended and Restated Certificate of Incorporation provides that we, to the full extent permitted by law, shall indemnify any of our past and present directors, officers, employees or any person that is or was serving at our request as a director, officer or employee of another enterprise if they were or are a party to, or are threatened to be made a party to, any threatened, pending or complete action, suit or proceeding. The indemnification provided therein includes expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and may be paid by us in advance of the final disposition of such action, suit or proceeding. In addition, our Amended and Restated Certificate of Incorporation provides that we may, to the full extent permitted by law, indemnify any other person for any such expenses as to actions in their official capacity or actions in another capacity while holding such office.

As permitted by Section 102(b)(7) of the DGCL, our Amended and Restated Certificate of Incorporation provides that no director shall be liable to us for monetary damages for breach of fiduciary duty as a director, except for liability:

(i) for any breach of the director’s duty of loyalty to us or our stockholders;

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii) for the unlawful payment of dividends on or redemption of our capital stock; or

(iv) for any transaction from which the director derived an improper personal benefit.

We have obtained policies insuring us and our directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits.

Exhibit
Number	Description

1.1	Form of Underwriting Agreement.*
2.1	Agreement and Plan of Merger, dated as of February 19, 2007, by and among Sirius Satellite Radio Inc., Vernon Merger Corporation and XM Satellite Radio Holdings Inc. (incorporated by reference to Exhibit 2.1 of Sirius Satellite Radio Inc.’s Current Report on Form 8-K filed on February 21, 2007)
3.1	Amended and Restated Certification of Incorporation (incorporated by reference to Exhibit 3.1 to Sirius Satellite Radio Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002)
3.3	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to Sirius Satellite Radio Inc.’s Quarterly Report on Form 10-Q for the period ended September 30, 2001)
4.1	Form of certificate for shares of Common Stock (incorporated by reference to Exhibit 4.3 to Sirius Satellite Radio Inc.’s Registration Statement on Form S-1 (File No. 33-74782))
5.1	Opinion of Simpson Thacher & Bartlett LLP.**
23.1	Consent of Independent Registered Public Accounting Firm.**
23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).**
24.1	Powers of Attorney (included on signature pages).**

*	To be filed under cover of a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.

Item 17.	Undertakings.

A. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on July 25, 2008.

SIRIUS SATELLITE RADIO INC.

By:	/s/ David J. Frear
David J. Frear
Executive Vice President and Chief Financial Officer
(principal financial officer)

POWER OF ATTORNEY

We, the undersigned directors and officers of the registrant, do hereby constitute and appoint Patrick L. Donnelly and Ruth A. Ziegler, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the SEC, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph P. Clayton (Joseph P. Clayton)	Chairman of the Board of Directors and Director	July 25, 2008

/s/ Mel Karmazin (Mel Karmazin)	Chief Executive Officer and Director (principal executive officer)	July 25, 2008

/s/ David J. Frear (David J. Frear)	Executive Vice President and Chief Financial Officer (principal financial officer)	July 25, 2008

/s/ Adrienne E. Calderone (Adrienne E. Calderone)	Senior Vice President and Corporate Controller (principal accounting officer)	July 25, 2008

/s/ Lawrence F. Gilberti (Lawrence F. Gilberti)	Director	July 25, 2008

Signature	Title	Date

/s/ James P. Holden (James P. Holden)	Director	July 25, 2008

/s/ Warren N. Lieberfarb (Warren N. Lieberfarb)	Director	July 25, 2008

/s/ Michael J. McGuiness (Michael J. McGuiness)	Director	July 25, 2008

/s/ James F. Mooney (James F. Mooney)	Director	July 25, 2008

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement.*
2.1	Agreement and Plan of Merger, dated as of February 19, 2007, by and among Sirius Satellite Radio Inc., Vernon Merger Corporation and XM Satellite Radio Holdings Inc. (incorporated by reference to Exhibit 2.1 of Sirius Satellite Radio Inc.’s Current Report on Form 8-K filed on February 21, 2007).
3.1	Amended and Restated Certification of Incorporation (incorporated by reference to Exhibit 3.1 to Sirius Satellite Radio Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002).
3.3	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to Sirius Satellite Radio Inc.’s Quarterly Report on Form 10-Q for the period ended September 30, 2001).
4.1	Form of certificate for shares of Common Stock (incorporated by reference to Exhibit 4.3 to Sirius Satellite Radio Inc.’s Registration Statement on Form S-1 (File No. 33-74782)).
5.1	Opinion of Simpson Thacher & Bartlett LLP.**
23.1	Consent of Independent Registered Public Accounting Firm.**
23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).**
24.1	Powers of Attorney (included on signature pages).**

*	To be filed under cover of a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.